STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Copy Request

April 9, 2019

Job Number: C20190409-0603
Reference Number: 00011293753-21
Expedite:
Through Date:

Document Number(s)	Description	Number of Pages
20190092268-69	Certificate of Correction	1 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

090403

090403

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	**20190092268-69**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **02/28/2019 4:37 PM**
	Entity Number **C17325-2003**

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY

2. Description of the original document for which correction is being made:

Amended and Restated Articles of Incorporation After Issuance of Stock of GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY

3. Filing date of the original document for which correction is being made: 02/26/2019

4. Description of the inaccuracy or defect:

Incorrectly changed the name of the corporation from "MELT INC." to "GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY". The name of the corporation should have remained unchanged.

5. Correction of the inaccuracy or defect:

The name of the corporation shall be MELT INC. All references in the Amended and Restated Articles of Incorporation After Issuance of Stock of GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY (formerly Melt Inc.) filed February 26, 2019 to the name of the corporation as "GUOZI ZHONGYU CAPITAL HOLDINGS COMPANY" are hereby deleted and replaced with "MELT INC." The title of the document is hereby deleted and replaced with "Amended and Restated Articles of Incorporation After Issuance of Stock of MELT INC". ARTICLE I NAME is hereby deleted in its entirety and replaced with: ARTICLE I NAME The name of the corporation shall be MELT INC. (hereinafter, the "Corporation").

6. Signature:

X David Lazar

Authorized Signature

President

Title *

02/28/2019

Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.